AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made and entered into as of April 17, 2009 by and among Energy and Power Solutions, Inc., a California corporation (the “Company”), those investors in the Company listed on Exhibit A attached hereto (the “Investors”) and the shareholders of the Company listed on Exhibit B attached hereto (the “Shareholders”).

WHEREAS, each Shareholder currently owns that number of shares of the Company’s Common Stock (the “Common Stock”) as shown beside such Shareholder’s name on Exhibit B attached hereto.

WHEREAS, on November 30, 2007, certain of the Investors purchased from the Company that number of shares of the Company’s Series A Preferred Stock (“Series A Stock”) shown beside each Investor’s name on Exhibit A attached hereto, pursuant to that certain Series A Preferred Stock Purchase Agreement among the Company and the Investors (the “Series A Purchase Agreement”).  Such Investors are referred to as “Prior Investors.”

WHEREAS, concurrently herewith, the Prior Investors and new Investors are purchasing from the Company that number of shares of the Company’s Series B Preferred Stock (“Series B Stock”) shown beside each Investor’s name on Exhibit A attached hereto, pursuant to that certain Series B Preferred Stock Purchase Agreement among the Company and the Investors dated of even date herewith (the “Series B Purchase Agreement”).

WHEREAS, as a further inducement to the Investors to purchase such shares of Series B Stock from the Company and to enter into the Series B Purchase Agreement, each Shareholder has agreed to grant the Investors certain rights of first refusal and rights of co-sale with respect to the shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) currently owned by such Shareholder and any Common Stock or other Stock (as defined below) of the Company hereafter acquired by such Shareholder, all on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants made herein, the parties hereto agree as follows:

1.           CERTAIN DEFINITIONS.  For purposes of this Agreement, the following terms have the following meanings:

1.1    “Stock” means and includes all shares of Common Stock issued and outstanding at the relevant time plus (a) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (b) all shares of Common Stock that may be issued upon conversion of (i) any convertible securities, including, without limitation, the Company's Preferred Stock (the “Preferred Stock”) and debt securities then outstanding that are by their terms then convertible into or exchangeable for Common Stock (or into securities that in turn are convertible into Common Stock) or (ii) any such convertible securities issuable upon exercise of outstanding options, warrants or other rights that are then exercisable.

1.2           “Offered Stock” means all Common Stock of the Company proposed to be Transferred by a Shareholder and all options or warrants for the purchase of Common Stock.

1.3           “Transfer” and “Transferred” mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except for:

(a)           any transfers of Stock by gift during a Shareholder’s lifetime or on a Shareholder’s death by will or intestacy to such Shareholder’s spouse, the lineal descendant or antecedent, brother or sister of Shareholder or Shareholder’s spouse, or the spouse of any lineal descendant or antecedent, brother or sister of Shareholder or Shareholder’s spouse, whether or not any of the above are adopted, or to a trust or trusts for the exclusive benefit of Shareholder or those members of Shareholder’s family specified in this Section 1.3(a) or transfers of Stock by Shareholder by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound hereby as was Shareholder;

(b)           any transfer of Stock by a Shareholder made (i) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations, (ii) pursuant to the winding up and dissolution of the Company, or (iii) at, and pursuant to, an IPO (as defined below);

(c)           any transfers of Stock to or by an Investor pursuant to such Investor’s exercise of the Investor’s right of first refusal or right of co-sale hereunder;

(d)           any bona fide pledge by a Shareholder made pursuant to a bona fide loan transaction that creates a mere security interest, provided that the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a seller in the event that and to the extent that such pledgee ever acquires ownership of such shares;

(e)           any bona fide gift effected by a Shareholder for tax planning purposes, provided, that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Shareholder; or

(f)           in any one twelve (12) month period, on a cumulative basis, up to two percent (2%) of the Stock (calculated as of the date of this Agreement, as may be adjusted from time to time for stock splits, stock dividends, combinations, recapitalizations and the like) held by such Shareholder.

1.4  “IPO” means the first sale of the Company’s Common Stock pursuant to a bona fide firm commitment underwritten public offering effected by means of a registration statement under the Securities Act of 1933, as amended, in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds $30,000,000 and the public offering price per share of which equals or exceeds $5.00 per share (before deduction of underwriters’ discounts and commissions).

2.           NOTICE OF PROPOSED TRANSFER.  Before any Shareholder may effect any Transfer of any Stock, such Shareholder (the “Selling Shareholder”) must give at the same time to the Company and the Investors a written notice signed by the Selling Shareholder (the “Selling Shareholder’s Notice”) stating: (a) the Selling Shareholder’s bona fide intention to transfer such Offered Stock; (b) the number of shares of Offered Stock proposed to be transferred to each proposed purchaser or other transferee (“Proposed Transferee”); (c) the name, address and relationship, if any, to the Selling Shareholder of each Proposed Transferee; (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Selling Shareholder proposes to transfer such Offered Stock to each Proposed Transferee (the “Offered Price”); (e) the date and time of closing the proposed transfer of Offered Stock (the “Closing”); and (f) other relevant terms of the proposed sale.  Upon the request of the Company or any Investor, the Selling Shareholder will promptly furnish to the Company and to the Investors such other information as may be reasonably requested to establish that the offer and Proposed Transferee(s) are bona fide.  In the event that the proposed Transfer is being made pursuant to one of the exemptions set forth in Section 1.3 above, the Selling Shareholder’s Notice shall state under which exemption the proposed Transfer is being made.

3.             RIGHT OF FIRST REFUSAL.

3.1    Company Right of First Refusal.  The Company shall have the right to purchase (the “Company’s Right of First Refusal”) all or any part of the Offered Stock, if the Company gives written notice of the exercise of the right to the Selling Shareholder within thirty (30) days (the “Company’s Refusal Period”) after the Selling Shareholder’s Notice is deemed to have been delivered to the Company and the Investors (pursuant to Section 10.1 hereof).  If the Company does not intend to exercise the Company’s Right of First Refusal in full or if the Company is not lawfully able to repurchase the Offered Stock, the Company will send written notice thereof (the “Company’s Expiration Notice”) to the Selling Shareholder and the Investors at least ten (10) days before the expiration of the Company’s Refusal Period.  The Company’s Expiration Notice will specify the Offered Stock subject to the Secondary Right of First Refusal described below.  In the event that a Selling Shareholder is a member of the Board of Directors of the Company, such Selling Shareholder shall be excluded from the Board of Directors’ determination as to whether the Company’s should exercise the Company’s Right of First Refusal under this Section 3.1.

3.2           Secondary Right of First Refusal.  If the Company does not exercise the Company’s Right of First Refusal, then each Investor and Founder (as defined in the Series B Purchase Agreement) will have a right of first refusal (the “Secondary Right of First Refusal”) to purchase all of the Offered Stock not purchased by the Company.  The Secondary Right of First Refusal may be exercised as follows:

(a)           Each Investor and Founder (each, a “Right Holder”) desiring to purchase any or all of the Offered Stock not Purchased by the Company must, within the fifteen (15) day period commencing on the date the Company’s Expiration Notice is deemed to have been delivered to the Investors (pursuant to Section 10.1 hereof), give written notice to the Selling Shareholder and to the Company of such Right Holder’s election to purchase any of the Offered Stock, and the number of shares and type of Offered Stock that such Right Holder desires to purchase.  If the total number of shares specified in the elections of Right Holders exceeds the number of shares of Offered Stock available for purchase, then (unless the Right Holders agree otherwise in writing) each Right Holder electing to purchase will have the right to purchase that number of shares of Offered Stock that is obtained by multiplying the number of shares of Offered Stock available for purchase by a fraction (i) the numerator of which will be the number of shares of Stock then held by such Right Holder, and (ii) the denominator of which will be the sum of the total number of shares of Stock then held by all Right Holders electing to purchase the Offered Stock (the “ROFR Pro Rata Share”); provided that in the event any Right Holder declines to purchase its full ROFR Pro Rata Share of the Offered Stock, then the Company shall promptly give written notice to each Right Holder who has timely agreed to purchase at least its full ROFR Pro Rata Share of such Offered Stock (each, a “Purchasing Right Holder”) of such Purchasing Right Holder’s oversubscription right to purchase a portion of the non-Purchasing Right Holder’s ROFR Pro Rata Share, on a pro rata basis according to the relative ROFR Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) days after receiving such over-allotment notice (the foregoing fifteen (15) plus five (5) day period, the “Secondary Refusal Period”)

(b)           Within ten (10) days after expiration of the Secondary Refusal Period, the Company will give written notice (the “Secondary Expiration Notice”) to the Selling Shareholder and the Right Holders specifying (i) that all of the Offered Stock was subscribed by the Company and/or Right Holder exercising their respective Rights of First Refusal or (ii) that the Transfer proposed by the Selling Shareholder is subject to a Right of Co-Sale, pursuant to Section 4 hereof, with respect to the Offered Stock not purchased by the Company or Right Holders in accordance with this Section 3.

3.3           Purchase Price.  The purchase price for the Offered Stock to be purchased by the Company or by a Right Holder exercising its respective Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.4 hereof.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, the Right Holders and the Selling Shareholder absent fraud or error.

3.4           Payment.  Payment of the purchase price for Offered Stock purchased by the Company or by a Right Holder exercising its respective Right of First Refusal will be made within ten (10) days after the date of the Secondary Expiration Notice.  Payment of the purchase price will made, at the option of the Company or, as the case may be, by a Right Holder, (a) in cash (by check), (b) by cancellation of all or a portion of any outstanding indebtedness of Shareholder to the Company or such Right Holder, as the case may be, or (c) by any combination of the foregoing.

3.5           Rights of Shareholder.  Upon the date that payment is made for the Offered Stock purchased by the Company and/or the Right Holders pursuant to their respective Rights of First Refusal hereunder, the Selling Shareholder will have no further rights as a holder of such Offered Stock and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered to the Company for cancellation, and, as to purchase by Right Holder(s), for transfer to the purchasing Right Holder(s).

3.6           Selling Shareholder’s Right to Transfer.  If the Right Holders have not elected pursuant to their Secondary Right of First Refusal to purchase all of the Offered Stock not purchased by the Company, then, subject to the Right of Co-Sale, the Selling Shareholder may transfer that portion of the Offered Stock permitted to be sold by the Selling Shareholder to any person named as a Proposed Transferee in the Selling Shareholder’s Notice, at the Offered Price or at a higher price, provided that such transfer (a) is consummated within one hundred twenty (120) days after the date of the Selling Shareholder’s Notice and (b) is in accordance with the terms and conditions of this Agreement.  If the Offered Stock is transferred in accordance with the terms and conditions of this Agreement, then the transferee(s) of the Offered Stock will thereafter hold such Offered Stock free of the Secondary Right of First Refusal, the Right of Co-Sale and all other restrictions imposed by this Agreement; provided that nothing herein will release any such transferee from any obligations or restrictions that may be imposed on such transferee under the Stock Restriction Agreement.  If the Offered Stock is not so transferred during such one hundred twenty (120) day period, then the Selling Shareholder will not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

4.            RIGHT OF CO-SALE.

4.1           Right of Co-Sale.  If the Company and Right Holders have waived or failed to timely exercise their Rights of First Refusal to acquire all of the Offered Stock, each Investor will have the right to participate in the transfer of any Offered Stock not transferred to the Company or to the Right Holders (the “Remaining Offered Stock”) in the manner set forth herein (the “Right of Co-Sale”).  Pursuant to this Section 4, each Investor may transfer to the Proposed Transferee(s) identified in the Selling Shareholder’s Notice such Investor’s Pro Rata Share of the Remaining Offered Stock, by giving written notice to the Selling Shareholder within ten (10) days after the date of the Secondary Expiration Notice; specifying the number of shares and type of Stock that such Investor desires to transfer to each Proposed Transferee by exercising the Right of Co-Sale.  For purposes of this Section 4, an Investor’s “Pro Rata Share” will be defined as a fraction, the numerator of which is the number of shares of Stock then owned by such Investor, and the denominator of which is the number of shares of Stock then owned by all Investors having a Right of Co-Sale hereunder plus the number of shares of Stock held by the Selling Shareholder who proposes the Transfer.

4.2    Consummation of Co-Sale.  Each Investor, in exercising the Right of Co-Sale, may effect such Investor’s participation in such Transfer by delivering to the Selling Shareholder at the Closing of the transfer of Offered Stock to such transferee one or more certificates, properly endorsed for Transfer, representing such Stock to be Transferred by such Investor.  In the event that the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, an Investor may (at such Investor’s option) convert such Preferred Stock into Common Stock and deliver Common Stock to the prospective purchaser.  The Company agrees to make any such conversion concurrent with the contingent upon the actual transfer of such shares to the purchaser.  At the Closing, such certificates or other instruments will be transferred and delivered to the Proposed Transferee(s) set forth in the Selling Shareholder’s Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in the Selling Shareholder’s Notice, and Selling Shareholder will remit, or will cause to be remitted, to Investor within seven (7) days after such Closing that portion of the proceeds of the Transfer to which Investor is entitled by reason of such Investor’s participation in such transfer pursuant to the Right of Co-Sale.  In the event that any Investor electing to exercise such Investor’s Right of Co-Sale fails to deliver the stock certificates as specified above at the Closing, such Investor shall have waived his, her or its Right of Co-Sale therefor and the Selling Shareholder shall be entitled to complete the Transfer at the Closing without participation by the waiving Investor.  If all of the Offered Stock is not Transferred at the Closing, however, the Selling Shareholder must again comply with the Right of Co-Sale requirements with respect to any future proposed Transfer thereof.

4.3    Multiple Series, Classes or Types of Stock.  If the Remaining Offered Stock consists of more than one series or class or type of Stock, each Investor has the right to purchase or transfer hereunder, as the case may be, such Investor’s Pro Rata Share of each such series, class or type of Stock; provided, however, that as to the Right of Co-Sale, (a) if such Investor does not hold any of such series, class, or type of Stock, and the Proposed Transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Investor as part of such Investor’s Pro Rata Share (provided Investor has not elected to convert its shares into the series or class of the Remaining Offered Stock as set forth in Section 4.2 above) or (b) if the Proposed Transferee is unwilling to purchase any Stock from such Investor at the Closing (each such circumstance being referred to herein as an “Incomplete Co-Sale”), then, the Selling Shareholder shall be entitled to Transfer the Offered Stock representing such Investor’s Pro Rata Share at the Closing and Investor will have the put right (the “Put Right”) set forth in Section 5.2 hereof.

5.           REFUSAL TO TRANSFER; PUT RIGHT.

5.1           Refusal to Transfer.  Any attempt by any Selling Shareholder to transfer any Stock in violation of any provision of this Agreement will be void.  Without first obtaining the written approval of each Investor, the Company will not (a) transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement or (b) treat as owner of such Stock, or accord the right to vote to, or pay dividends to, any purchaser, donee or other transferee to whom such Stock may have been so transferred.

5.2           Put Right.  If a Selling Shareholder transfers any Stock in contravention of an Investor’s Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if an Incomplete Co-Sale occurs and the provisions of Section 4.3 hereof apply, the relevant Investor may require such Selling Shareholder to purchase from such Investor, for cash or such other consideration as the Selling Shareholder received in the Prohibited Transfer or Incomplete Co-Sale, that number of shares of Stock (of the same class, series or type as transferred in the Prohibited Transfer or Incomplete Co-Sale, if such Investor then owns Stock of such class, series or type, and otherwise of Common Stock) having a purchase price equal to the aggregate purchase price such Investor would have received in the closing of such Prohibited Transfer or Incomplete Co-Sale if such Investor had exercised and been able to consummate such Investor’s Right of Co-Sale with respect thereto (the Investor’s “Put Right”).  An Investor may exercise such Investor’s Put Right by delivery of written notice to the Selling Shareholder and the Company (a “Put Notice”) within ten (10) days after Investor becomes aware of the Prohibited Transfer or Incomplete Co-Sale.  The closing of such sale to the Selling Shareholder under such Investor’s Put Right will occur within seven (7) days after the date of such Investor’s Put Notice.

6.           MARKET STAND-OFF AGREEMENT.  Each Shareholder hereby agrees that upon the prior written request of the Company or the managing underwriter, it will not during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Shareholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section  6 and to impose stop transfer instructions with respect to the shares of stock of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

7.            CANCELLATION OF REPURCHASED STOCKHOLDERS’ SHARES.  Any shares of Common Stock owned by a Shareholder which are purchased by the Company through exercise of its Right of First Refusal under this Agreement will be cancelled by the Company.

8.            RESTRICTIVE LEGEND AND STOP-TRANSFER ORDERS.

8.1           Legend.  Each Shareholder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Shareholder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT DATED APRIL 17, 2009 ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.2    Stop Transfer Instructions.  Each Shareholder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate “stop transfer” certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

9.            TERMINATION AND WAIVER.

9.1           Termination.  The Secondary Right of First Refusal and Right of Co-Sale will terminate upon the earliest to occur of the following: (a) immediately prior to the closing of the IPO; (b) the date on which this Agreement is terminated by a writing executed by the Company and the Investors holding a majority of the voting power of the Stock then held by all Investors; (c) the dissolution of the Company; (d) the closing of (1) the acquisition of all or substantially all the assets of the Company or (2) a consolidation or merger (or similar transaction or series of transactions) of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock (in substantially identical percentages) representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of related transactions; or (e) with respect to any Investor, the date on which such Investor owns less than five percent (5%) of the Stock of the Company.

9.2           Waiver.  The application of the Right of First Refusal and/or Right of Co-Sale of an Investor as to any proposed Transfer by a Selling Shareholder of any Stock may be waived in advance of or after such transfer by the written agreement of the Investors holding two-thirds of the voting power of the Stock then held by all the Investors, in which case such waiver will be binding as to all Investors.  The Company and the Investors will have the absolute right to exercise or refrain from exercising any right or rights that each such party may have by reason of this Agreement, including without limitation the right to acquire, or participate in the transfer of, Offered Stock.  Neither the Company nor any Investor will incur any liability to any other party hereto with respect to exercising or refraining from exercising any such right or rights.  Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative or the failure of such party to respond within the time required by the terms of this Agreement.

10.           GENERAL PROVISIONS.

10.1           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below such party’s signature on this Agreement or on an Exhibit hereto, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows.  Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice.

(1)           if to an Investor, at such Investor’s respective address or facsimile number as set forth on Exhibit A hereto or as shown in the Company’s records, as such records may be updated in accordance with the provisions hereof, with a copy to John A. Eckstein, Esq., Fairfield and Woods P.C., 1700 Lincoln Street, Suite 2400, Denver, Colorado, 80203-4524, Facsimile 303-830-1033.

(2)           if to the Company, marked “Attention:  Jay Zoellner, Chief Executive Officer” and should be delivered to 150 Paularino Avenue A120, Costa Mesa CA 92626, Facsimile: 714-957-1093, with a copy to Stephanie Brecher, Esq., Sheppard Mullin Richter & Hampton LLP, 650 Town Center Drive, 4th Floor, Costa Mesa, CA  92626, Facsimile: 714-428-5992.

(3)           if to a Shareholder, at such Shareholder’s address or facsimile number set forth on Exhibit B hereto.

10.2        Successors and Assigns; Inclusion Within Certain Definitions.  This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives and, except for a Transfer of Offered Stock to a transferee in full compliance with the terms and conditions of this Agreement, any transferee of Stock.  Notwithstanding anything herein to the contrary, any Investor may assign its rights and obligations hereunder to any Affiliate of such Investor.  For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity shall be deemed an “Affiliate” of an Investor if he, she or it, directly or indirectly, controls, is controlled by or is under common control with Investor, including, without limitation, any partner, officer, director, member, manager or employee of Investor and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more managers or general partners of or shares the same management company with such Investor.  Any permitted transferee of a Shareholder who is required to become a party hereto will be considered a “Shareholder” for purposes of this Agreement without the need for any consent, approval or signature of any party hereto.

10.3        Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

10.4         Amendments and Waivers; Transfer of Right. This Agreement may be amended only by a written agreement executed by (i) the Company; (ii) the holders of at least sixty-six and two thirds percent (66 2/3%) of the Preferred Stock (voting together as a single class on an as-converted basis) and (iii) the holders of at least a majority of the Common Stock; provided, however, that no amendment or waiver shall be made that treats one Investor in a materially adverse manner that is different from any other Investor without the written consent of such adversely affected Investor.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

10.5          Governing Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

10.6           Arbitration. Any dispute, claim, question, or disagreement involving the interpretation or enforcement of any provision of this Agreement or breach hereof or otherwise arising under or in connection with this Agreement shall be submitted to binding arbitration in Orange County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (expedited procedures) then in effect.  There shall be three (3) arbitrators, all of whom shall be neutral, and at least one (1) of whom shall be an attorney licensed to practice law in the State of California for at lease ten (10) years.  The arbitrators shall have the authority to exclude evidence found to be irrelevant, redundant, or prejudicial beyond its probative value, and are instructed to exercise that authority consistently with reasonably expediting the proceeding.  The arbitrators may order specific performance, preliminary and final injunctive relief, and other equitable relief.  The arbitrators may make awards to the substantially prevailing party in their discretion and all fees, costs, and expenses of enforcing any right of such substantially prevailing party under or with respect to this Agreement, including, without limitation, the reasonable fees and expenses of attorneys and accountants.  The award or order of the arbitrators may be entered and enforced in any court of competent jurisdiction.  The arbitration hearing shall begin no more than 90 days after the arbitrators are selected and shall be closed no more than 60 days thereafter, unless such time periods are extended or waived by the parties.  The arbitrators' award shall be issued within 30 days after the hearing is closed.

10.7           Injunctive Relief.  The Parties agree that damages cannot reasonably compensate the Parties in the event of a violation of the covenants and restrictions in this Agreement and that it may be difficult to ascertain the damages which would be suffered by the Parties in such cases.  Accordingly, the Parties hereby agree and consent that, in the event of any such actual or threatened breach or violation, notwithstanding Section 10.6, any party may obtain injunctive relief in order to prevent the potential or continuing violation of the terms of this Agreement from any court of competent jurisdiction located in Orange County, California; provided, however, that any determination of the fair market value of securities shall be made by binding arbitration in accordance with the provisions of Section 10.6 above, and such arbitration may proceed concurrently with any action for injunctive relief.  The award of permanent or temporary injunctive relief shall in no way limit any other remedies to which a party may be entitled as a result of any such breach.

10.8           Obligation of Company; Binding Nature of Exercise.  The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform Investor of any breach hereof (to the extent the Company has knowledge thereof) and to assist each Investor in the exercise of such Investor’s rights and performance of such Investor’s obligations hereunder.

10.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

10.10         Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

10.11         Conflict.  In the event of any conflict between the terms of this Agreement and the Company’s Articles of Incorporation or its Bylaws, as amended, the terms of the Company’s Articles of Incorporation or its Bylaws, as the case may be, will control.  In the event of any conflict between the terms of this Agreement and any other agreement to which an Investor is a party or by which the Selling Shareholder is bound, the terms of this Agreement will control.  In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or manifest error.

10.12         Calculation; Binding Effect of Company Notices.  All calculations of an Investor’s Pro Rata Share will be made by the Company as of the date of the Company’s notice in which such Pro Rata Share appears.  The Pro Rata Share of Investor as shown on any notice required hereunder to be delivered by the Company will be binding upon the parties hereto absent a showing by the Investor that such notice contains numerical or factual errors.

10.13         Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

10.14         Certain Shareholders Bound by Agreement.  The Company agrees each officer, employee or consultant who, as a result of his or her receipt hereafter of an equity incentive grant by the Company pursuant to any stock purchase or option plan or other award, contract or arrangement, would own Common Stock or options to purchase Common Stock of the Company which together would represent more than one percent (1%) of the Company’s outstanding securities (calculated on a fully-diluted basis including, without limitation, all options outstanding under the Company’s equity plan or other equity incentive plans, as may be adopted from time to time, and all outstanding warrants or other securities convertible into shares of the Company), shall be required, as a condition to receipt of such equity incentive grant before any such grant is made, to become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Shareholder” for all purposes hereunder.

10.15         Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Stock occurring after the date of this Agreement.

10.16         Ownership. Each Shareholder represents and warrants that he or she is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

10.17         Aggregation of Stock.  All shares of Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.18         Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

10.19          Continuity of Other Restrictions.  Any Stock not purchased by the Company under the Right of First Refusal will continue to be subject to all other restrictions, including rights of first refusal, imposed upon such Stock by agreement or by law, including any restrictions imposed under the Company’s Articles of Incorporation or Bylaws, as amended.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

ENERGY AND POWER SOLUTIONS, INC.

By: /s/ Jay Zoellner

Name: Jay Zoellner

Title: President and CEO

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

In Witness Whereof, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMMON SHAREHOLDERS:

/s/ Jay Zoellner
JAY ZOELLNER

/s/ Shiva Subramanya
SHIVA SUBRAMANYA

/s/ Staffan Akerstrom
STAFFAN AKERSTROM

/s/ George Botich
GEORGE BOTICH

/s/ Charles Allured
CHARLES ALLURED

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

In Witness Whereof, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

ALTIRA TECHNOLOGY FUND V L.P.

By: Altira Management V LLC
Its General Partner

By:  Altira Group LLC
Its Sole Managing Member

By: /s/ James R. Newell
Jim Newell
Managing Member

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

In Witness Whereof, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

NGEN II, L.P.

By:  NGEN Partners II, LLC
Its General Partner

By: /s/ Steven Parry
Steven Parry
Managing Member

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

In Witness Whereof, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

THE ENVIRONMENT AGENCY ACTIVE
PENSION FUND

By: The Environment Agency,
its Administrative Authority

By: Robeco Institutional Asset Management B.V.,
its Authorized Agent

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

STICHTING CUSTODY ROBECO MASTER
CLEAN TECH II (EUR)

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

STICHTING CUSTODY ROBECO MASTER
CLEAN TECH II (USD)

By: /s/ J. G. van der Boon
Name: J. G. van der Boon
Title:

By: /s/ A. J. C. van den Ouweland
Name: A. J. C. van den Ouweland
Title:

[Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement]

EXHIBIT A

INVESTORS

Investor	Series A Preferred Stock	Series B Preferred Stock
ALTIRA TECHNOLOGY FUND V L.P.	__	5,813,953
NGEN II, L.P. 1114 State Street, Suite 247 Santa Barbara, CA 93101 Attn.: Steve Parry Fax: (805) 564-1669	2,574,456	5,963,921
THE ENVIRONMENT AGENCY ACTIVE PENSION FUND c/o Private Equity Team Robeco Alternative Investments Coolsingel 120 3011 AG Rotterdam The Netherlands Attn: Rhea J. Hamilton Fax: +31 (0)10 224 2181	514,891	1,192,434
STICHTING CUSTODY ROBECO MASTER CLEANTECH II (EUR) c/o Private Equity Team Robeco Alternative Investments Coolsingel 120 3011 AG Rotterdam The Netherlands Attn: Rhea J. Hamilton Fax: +31 (0)10 224 2181	1,312,972	3,041,357
STICHTING CUSTODY ROBECO MASTER CLEANTECH II (USD) c/o Private Equity Team Robeco Alternative Investments Coolsingel 120 3011 AG Rotterdam The Netherlands Attn: Rhea J. Hamilton Fax: +31 (0)10 224 2181	746,593	1,729,399
TOTAL	5,148,912	17,741,062

EXHIBIT B

LIST OF SHAREHOLDERS

Shareholder	Shares of Common Stock Held
Jay Zoellner Address: c/o Energy Power and Solutions, Inc. 150 Paularino Avenue A120 Costa Mesa CA 92626	1,480,000
Shiva Subramanya Address: c/o Energy Power and Solutions, Inc. 150 Paularino Avenue A120 Costa Mesa CA 92626	1,200,000
Staffan Akerstrom Address: c/o Energy Power and Solutions, Inc. 150 Paularino Avenue A120 Costa Mesa CA 92626	1,120,000
George Botich Address: c/o Energy Power and Solutions, Inc. 150 Paularino Avenue A120 Costa Mesa CA 92626	200,000
Charles Allured Address: c/o Energy Power and Solutions, Inc. 150 Paularino Avenue A120 Costa Mesa CA 92626	210,000

EXHIBIT C

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Right of First Refusal and Co-Sale Agreement dated as of __________ __, 2009 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto ____________________________,___________________________ shares of the common stock of Energy and Power Solutions, Inc., a California corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). __________ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.
Dated: _________________________	SHAREHOLDER
_______________________________________
[Signature of Shareholder]

_______________________________________
[Print Name of Shareholder]

_______________________________________
[Spouse’s Signature, if married]

_______________________________________
[Print Spouse’s Name, if married]

Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) and certain other parties to exercise their respective “Rights of First Refusal” and “Rights of Co-Sale” as set forth in the Agreement without requiring additional signatures on the part of the Shareholder or the Shareholder’s Spouse.

-i-